Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Organization
TriLinc Global Impact Fund – Asia, Ltd	Cayman Islands
TriLinc Global Impact Fund – Latin America, Ltd	Cayman Islands
TriLinc Global Impact Fund – Trade Finance, Ltd	Cayman Islands
TriLinc Global Impact Fund – African Trade Finance, Ltd	Cayman Islands
TriLinc Global Impact Fund – Africa, Ltd	Cayman Islands
TriLinc Global Impact Fund – Latin America II, Ltd	Cayman Islands
TriLinc Global Impact Fund – African Trade Finance II, Ltd	Cayman Islands
TriLinc Global Impact Fund – Latin America III, Ltd	Cayman Islands
TriLinc Global Impact Fund – Asia II, Ltd	Cayman Islands
TriLinc Global Impact Fund – Asia III, Ltd	Cayman Islands
TriLinc Global Impact Fund – Asia IV, Ltd	Cayman Islands
TriLinc Global Impact Fund – African Trade Finance III, Ltd	Cayman Islands
TriLinc Global Impact Fund – Europe, Ltd	Cayman Islands
TriLinc Global Impact Fund – North America, Ltd	Cayman Islands
TriLinc Global Impact Fund – Africa Latin America, Ltd	Cayman Islands
TriLinc Global Impact Fund – Cayman, Ltd	Cayman Islands